Exhibit 99.1

Heritage Commerce Corp to Participate in the Keefe, Bruyette & Woods 2015

Community Bank Investor Conference

San Jose, California – July 24, 2015 – Heritage Commerce Corp (Nasdaq: HTBK) today announced that management will participate in the Keefe, Bruyette & Woods 2015 Community Bank Investor Conference at The Grand Hyatt Grand Central in New York, New York.  Walter T. Kaczmarek, President and Chief Executive Officer, is scheduled to present on Tuesday, July 28, 2015 at 5:30 a.m. PDT.  The presentation will be archived for 90 days after the conference, and can be viewed at http://wsw.com/webcast/kbw29/htbk.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with full-service branches in Danville, Fremont, Gilroy, Hollister, Los Altos, Los Gatos, Morgan Hill, Pleasanton, Sunnyvale, and Walnut Creek.  Heritage Bank of Commerce is an SBA Preferred Lender.  Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in Santa Clara and provides business‑essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com.

Member FDIC